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Exhibit 16.1



[PricewaterhouseCoopers LLP Letterhead]



April 11, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements by E Com Ventures, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report dated April 4, 2000. We agree with the statements concerning our Firm in such Form 8-K/A.


Very truly yours,



PricewaterhouseCoopers LLP